CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee(1)
5.875% Senior Notes due 2020 of AXIS Specialty Finance LLC	$500,000,000	$35,650
Guarantee of AXIS Capital Holdings Limited of 5.875% Senior Notes due 2020(2)	N/A	—
TOTAL	$500,000,000	$35,650

(1)	This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-165548 ) filed by the Registrants on March 18, 2010.

(2)	No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantee is payable.

FILED PURSUANT TO RULE 424(B)(2)
REGISTRATION NO. 333-165548
333-165548-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 18, 2010)

$500,000,000

AXIS SPECIALTY FINANCE LLC

5.875% SENIOR NOTES DUE 2020

Fully and unconditionally guaranteed by

AXIS CAPITAL HOLDINGS LIMITED

The notes will bear interest at the rate of 5.875% per year. Interest on the notes is payable on June 1 and December 1 of each year, beginning on June 1, 2010, provided that such day is a business day in New York City. The notes will mature on June 1, 2020.

The notes will be unsecured senior obligations of AXIS Specialty Finance LLC and will rank equally with all of our other unsecured senior indebtedness. The notes will be fully and unconditionally guaranteed by AXIS Capital Holdings Limited. The guarantee will be an unsecured senior obligation of AXIS Capital Holdings Limited and will rank equally with all of its other existing and future unsecured senior obligations.

We may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus a “make whole” premium, plus accrued and unpaid interest, if any. The notes are not subject to a sinking fund provision.

The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

	Per Note	Total
Public offering price	99.624%	$498,120,000
Underwriting discount	0.650%	$3,250,000
Proceeds to AXIS Finance	98.974%	$494,870,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme on or about March 23, 2010.

Joint Book-Running Managers

Barclays Capital	Deutsche Bank Securities	Wells Fargo Securities

Co-Managers

BofA Merrill Lynch	Citi	J.P. Morgan
Crédit Agricole CIB		HSBC

The date of this prospectus supplement is March 18, 2010

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. No one has been authorized to provide you with different information. You should not assume that the information contained in this prospectus supplement or the attached prospectus is accurate as of any date other than the date on the front cover of the document. The notes are not being offered in any state or jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “outlook,” “seeks,” “approximately” and “intend.” Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We believe these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference into this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement, the accompanying prospectus or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference within this prospectus supplement and the accompanying prospectus. While we have highlighted what we believe is the most important information about us and this offering in this summary, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and AXIS Capital’s consolidated financial statements and the notes to those consolidated financial statements, in each case incorporated by reference herein, before making an investment decision. In this prospectus supplement, references to “AXIS Finance,” “we,” “us” or “our” refer to AXIS Specialty Finance LLC, references to “AXIS U.S. Holdings” refer to AXIS Specialty U.S. Holdings, Inc. and references to “AXIS Capital” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches, unless the context suggests otherwise. References in this prospectus supplement to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is a Bermuda-based holding company. AXIS Capital was incorporated on December 9, 2002. AXIS Specialty Limited (“AXIS Specialty Bermuda”) commenced operations on November 20, 2001. AXIS Specialty Bermuda and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002. Through its various operating subsidiaries and branches, AXIS Capital provides a broad range of insurance and reinsurance products to insureds’ and reinsureds’ worldwide operations with primary locations in Bermuda, the United States and Europe. AXIS Capital’s business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Re.

AXIS Capital’s underwriting operations are organized around its two distinct global underwriting platforms, AXIS Insurance and AXIS Re, and therefore AXIS Capital has determined that it has two reportable segments, insurance and reinsurance. Except for goodwill and intangible assets, AXIS Capital does not allocate its assets by segment as it evaluates the underwriting results of each segment separately from the results of its investment portfolio.

AXIS Capital’s insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in AXIS Capital’s insurance segment:

•

Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.

•

Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverages include physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.

•	Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.

•

Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.

•

Credit and political risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract. The traditional political risk coverage provides protection against sovereign actions that result in the impairment of cross-border investments for banks and major corporations (known as “CEND” coverages).

•

Professional lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.

•

Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. excess and surplus lines markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services.

•	Other: primarily consists of employee medical coverage for self-insured, small and medium sized employers, for losses in excess of a given retention.

AXIS Capital’s reinsurance segment provides non-life insurance to insurance companies on a worldwide basis. The following are AXIS Capital’s lines of business in its reinsurance segment:

•

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by AXIS Capital’s cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. AXIS Capital underwrites catastrophe reinsurance principally on an excess of loss basis.

•

Property: includes reinsurance written on both a proportional and a per risk excess of loss basis and covers underlying personal lines and commercial property exposures. Here the primary reason for the product is not simply to protect against catastrophic perils, however they are normally included with limitations.

•

Professional Liability: covers directors’ and officers’ liability, employment practices liability, medical malpractice, lawyers’ and accountants’ liability, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

•

Credit and Bond: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by bond insurers principally to satisfy regulatory demands in a variety of jurisdictions around the world.

•

Motor: provides coverage to cedants for motor liability and, to a lesser degree, property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

•

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers compensation and auto liability are also written.

•

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

•	Other: includes aviation, marine, personal accident and crop reinsurance.

AXIS Capital’s long-term business strategy focuses on utilizing its management’s extensive expertise, experience and long-standing market relationships to identify and underwrite attractively priced risks while delivering insurance and reinsurance solutions to its customers. AXIS Capital’s underwriters worldwide are focused on constructing a portfolio of risks that effectively utilizes its capital while optimizing the risk-reward characteristics of the portfolio. AXIS Capital exercises disciplined underwriting practices and manages a diverse book of business while seeking to maximize its profitability and generate superior returns on equity. To afford itself ample opportunity to construct a portfolio diversified by product and geography that meets its profitability and return objectives, AXIS Capital has implemented organic growth strategies in key markets worldwide.

AXIS Capital’s principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and its telephone number is (441) 496-2600.

AXIS SPECIALTY FINANCE LLC

AXIS Finance was formed in Delaware on March 12, 2010 as a limited liability company and is a direct wholly-owned subsidiary of AXIS U.S. Holdings and an indirect wholly-owned subsidiary of AXIS Capital. AXIS Finance is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance is 11680 Great Oaks Way, Suite 500, Alpharetta, Georgia 30022 and its telephone number is (678) 746-9000.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms of the notes, we encourage you to read this entire prospectus supplement, including the information under the caption “Description of the Notes and the Guarantee,” and the accompanying prospectus, including the information under the caption “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees,” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	AXIS Specialty Finance LLC.

Guarantor	AXIS Capital Holdings Limited.

Notes Offered	$500,000,000 aggregate principal amount of 5.875% senior notes due 2020.

Guarantee	Fully and unconditionally guaranteed by AXIS Capital Holdings Limited.

Maturity Date	June 1, 2020.

Interest Rate and Payment Dates	The notes will bear interest at a per annum rate of 5.875%, payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2010.

Ranking	The notes:

•	are unsecured senior obligations of AXIS Finance;

•	rank equally with future unsecured and senior debt of AXIS Finance; and

•	are effectively junior to any future secured indebtedness of AXIS Finance.

The guarantee:

•	is an unsecured senior obligation of AXIS Capital Holdings Limited;

•	ranks equally with all outstanding and future unsecured and senior debt of AXIS Capital Holdings Limited;

•	is effectively junior to any future secured indebtedness of AXIS Capital Holdings Limited; and

•	is effectively junior to any existing and future liabilities of AXIS Capital Holdings Limited’s subsidiaries.

Optional Redemption	The notes will be redeemable, at our option, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the notes, plus a “make whole” premium, plus accrued and unpaid interest, if any. See “Description of the Notes and the Guarantee—Optional Redemption.”

Use of Proceeds	We will lend all of the net proceeds from this offering to our direct parent, AXIS U.S. Holdings. AXIS U.S. Holdings will use the proceeds for general corporate purposes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Consolidated Financial Information

The following table sets forth summary consolidated historical financial data of AXIS Capital as of and for the fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005. The following summary consolidated historical financial data as of and for the fiscal years ended December 31, 2009, 2008 and 2007 was derived from the audited consolidated financial statements of AXIS Capital, which are incorporated by reference in the accompanying prospectus. Additionally, the following summary consolidated historical financial data as of and for the fiscal years ended December 31, 2006 and 2005 was derived from the audited consolidated financial statements of AXIS Capital. The data below should be read together with AXIS Capital audited consolidated financial statements and the accompanying notes thereto and other financial data incorporated by reference herein.

	As of and for year ended December 31
	2009	2008	2007	2006	2005
	(in thousands, except ratios and per share amounts)
Selected Statement of Operations Data:
Gross premiums written	$3,587,295	$3,390,388	$3,590,090	$3,609,036	$3,393,885
Net premiums earned	2,791,764	2,687,181	2,734,410	2,694,270	2,553,683
Net investment income	464,478	247,237	482,873	407,100	256,712
Net realized investment (losses) gains	(311,584)	(85,267)	5,230	(25,702)	(16,912)
Net losses and loss expenses	1,423,872	1,712,766	1,370,260	1,425,855	2,051,129
Acquisition costs	420,495	366,509	384,497	386,959	337,383
General and administrative expenses	370,157	335,758	303,831	268,396	212,842
Interest expense and financing costs	32,031	31,673	51,153	32,954	32,447
Preferred share dividends	36,875	36,875	36,775	37,295	4,379
Net income available to common shareholders	$461,011	$350,501	$1,055,243	$925,765	$90,061
Per Common Share Data:
Basic earnings per common share	$3.36	$2.50	$7.15	$6.18	$0.63
Diluted earnings per common share	$3.07	$2.26	$6.41	$5.63	$0.57
Cash dividends per common share	$0.81	$0.755	$0.68	$0.615	$0.60
Basic weighted average common shares outstanding	137,279	140,322	147,524	149,745	143,226
Diluted weighted average common shares outstanding	150,371	155,320	164,515	164,394	157,524
Operating Ratios:(1)
Net loss and loss expense ratio	51.0%	63.7%	50.1%	52.9%	80.3%
Acquisition cost ratio	15.1%	13.6%	14.1%	14.4%	13.2%
General and administrative expense ratio	13.2%	12.5%	11.1%	10.0%	8.3%

Combined ratio	79.3%	89.8%	75.3%	77.3%	101.8%

Selected Balance Sheet Data:
Investments	$10,622,104	$8,611,898	$8,977,653	$7,663,387	$6,421,929
Cash and cash equivalents	864,054	1,820,673	1,332,921	1,989,287	1,280,990
Reinsurance recoverable balances	1,424,172	1,378,630	1,356,893	1,359,154	1,518,110
Total assets	15,306,524	14,282,834	14,675,309	13,665,287	11,925,976
Reserve for losses and loss expenses	6,564,133	6,244,783	5,587,311	5,015,113	4,743,338
Unearned premium	2,209,397	2,162,401	2,146,087	2,015,556	1,760,467
Senior notes	499,476	499,368	499,261	499,144	499,046
Total shareholders’ equity	5,500,244	4,461,041	5,158,622	4,412,647	3,512,351
Book value per common share(2)	$37.84	$29.08	$32.69	$26.09	$20.23
Diluted book value per common share(2)	$33.65	$25.79	$28.79	$23.45	$18.34

(1)	Operating ratios are calculated by dividing the respective operating expenses by net premiums earned.

(2)	Book value per common share and diluted book value per common share are based on total common shareholders’ equity divided by common shares and diluted common share equivalents outstanding, respectively.

RISK FACTORS

Before investing in the notes you should carefully consider the following risk factors, the section entitled “Risk Factors” in the accompanying prospectus, as well as those incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors” and other filings we may make from time to time with the Securities and Exchange Commission. These risks could materially affect our and AXIS Capital’s business, results of operations or financial condition. You could lose all or part of your investment.

Risks Relating to the Notes and the Guarantee

AXIS Finance is a finance subsidiary and will depend upon intercompany transfers to meet its obligations under the notes. AXIS Capital is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee. Such obligations will be structurally subordinated to the claims of the creditors of AXIS Capital’s subsidiaries.

AXIS Finance is an indirect finance subsidiary of AXIS Capital, the guarantor of the notes, and has no operations or assets other than in such capacity. Furthermore, AXIS Capital is a holding company and its only significant assets are its equity interests in its operating entities. As a finance subsidiary, AXIS Finance is dependent upon intercompany transfers of funds to meet its obligations under the notes and, as a holding company, AXIS Capital is dependent upon intercompany transfers of funds from its subsidiaries to meet its obligations under the guarantee. The ability of such entities to make other payments to AXIS Finance or AXIS Capital may be restricted by, among other things, applicable laws and regulations as well as agreements to which those entities may be a party. Therefore, AXIS Finance’s ability and AXIS Capital’s ability to make payments in respect of the notes or the guarantee, respectively, may be limited. See “Risk Factors—Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure” in AXIS Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

None of the subsidiaries of AXIS Capital, other than AXIS Finance, will have any obligations in respect of the notes, unless any such entities become guarantors. See “Description of the Notes and the Guarantee.” Accordingly, the notes will be structurally subordinated to claims of creditors (including trade creditors, if any) of the subsidiaries of AXIS Capital, other than AXIS Finance, except to the extent that any such entities become guarantors. All obligations of the subsidiaries of AXIS Capital will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to AXIS Capital.

Your right to receive payments on the notes is effectively subordinate to those lenders who have a security interest in the assets of AXIS Finance, AXIS Capital or the subsidiaries of AXIS Capital.

The notes and the guarantee are unsecured. In the future, AXIS Finance, AXIS Capital or the subsidiaries of AXIS Capital may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If AXIS Finance or AXIS Capital were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby at such time. In any such event, because the notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

There is no public market for the notes, and an active trading market may not develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, AXIS Capital’s credit ratings, results of operations, financial condition and future prospects and other factors.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes at any time, as described under “Description of the Notes and the Guarantee—Optional Redemption.” AXIS Finance may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There are limited covenants and protections in the indenture.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the notes. For example, there are no financial covenants in the indenture or any limitation to the amount of indebtedness that we may incur. In addition, the provisions in the indenture and the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring or another similar transaction.

Credit ratings may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

USE OF PROCEEDS

We estimate that, after deducting estimated expenses payable by AXIS Capital and underwriting discounts and commissions, our net proceeds from this offering will be approximately $494.5 million. We will lend all of the net proceeds from this offering to our direct parent, AXIS U.S. Holdings. AXIS U.S. Holdings will use the proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth AXIS Capital’s consolidated capitalization as of December 31, 2009, on an actual basis and as adjusted to reflect the issuance of the notes and the application of the net proceeds therefrom, as described elsewhere in this prospectus supplement and the accompanying prospectus.

AXIS Capital also maintains a $1.5 billion credit facility. At December 31, 2009, AXIS Capital had no borrowings outstanding, unsecured letters of credit of $453 million issued and additional availability of $1,047 million under the credit facility.

You should read this table in conjunction with “Summary Consolidated Financial Information” and the consolidated financial statements and related notes that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At December 31, 2009
	Actual	As Adjusted
	(in thousands)
Debt Outstanding:
Senior notes	$499,476	$499,476
Notes offered hereby	—	500,000

	499,476	999,476

Shareholders’ Equity:
Preferred shares—Series A and B	500,000	500,000
Common shares ($0.0125 par value, 800,000 common shares authorized, 132,140 common shares issued and outstanding)	1,903	1,903
Additional paid in capital	2,014,815	2,014,815
Accumulated other comprehensive income	85,633	85,633
Retained earnings	3,569,411	3,569,411
Treasury shares, at cost (20,325 shares)(1)	(671,518)	(671,518)

Total shareholders’ equity	$5,500,244	$5,500,244

Total Capitalization	$5,999,720	$6,499,720

(1) Subsequent to December 31, 2009 and through March 15, 2010, AXIS Capital repurchased 8,414 of its common shares at an aggregate cost of $249,037.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following summary of the particular terms of the notes we are offering supplements the description of the general terms and provisions of the debt securities set forth under “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees” in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the notes. The following description replaces the description of the debt securities in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this “Description of the Notes and the Guarantee” section, references to “AXIS Finance,” “we,” “us” or “our” refer to AXIS Specialty Finance LLC and do not include any subsidiaries and references to “AXIS Capital” refer to AXIS Capital Holdings Limited and do not include its subsidiaries. This summary is not complete and we encourage you to read the accompanying prospectus and the indenture referred to below.

General

The 5.875% senior notes due 2020 are a series of debt securities described in the accompanying prospectus, and are senior debt securities. We will issue the notes under the indenture to be entered into among us, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which is more fully described in the accompanying prospectus, as supplemented by the first supplemental indenture to be dated as of the date the notes are first delivered. The notes will be fully and unconditionally guaranteed by AXIS Capital. The indenture does not limit the aggregate principal amount of notes of this series that AXIS Finance may issue.

Interest on the notes will accrue at the rate of 5.875% per year. Interest on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2010, to holders of record on the immediately preceding May 15 and November 15, respectively. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 23, 2010. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date falls on a day that is not a business day, the interest payment will be postponed until the next succeeding business day, and no interest on such payment will accrue for the period from and after such interest payment date. Similarly, if the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date. As used in this prospectus supplement, “business day” means any day other than a day on which banking institutions in The City of New York or any place of payment are authorized or required by law, executive order or regulation to close.

We will pay principal of, and any premium, interest and additional amounts on, the notes at our office or agency maintained for such purpose within the Borough of Manhattan, The City of New York. The indenture provides that we may pay interest on the notes, at our option, by wire transfer or by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes.

Unless the notes are redeemed prior to maturity, the notes will mature, and the principal amount of the notes will become payable, on June 1, 2020.

Ranking

The notes will be unsecured senior obligations of AXIS Finance and will rank equally in right of payment with all our other unsecured senior debt securities from time to time outstanding. The guarantee will be an unsecured senior obligation of AXIS Capital and will rank equally in right of payment with all of its other unsecured senior debt securities from time to time outstanding. The notes and the guarantee will rank senior to any subordinated indebtedness of the applicable obligor. AXIS Finance had no outstanding indebtedness before this offering of notes. As of December 31, 2009, after giving effect to this offering of notes and the application of proceeds therefrom, AXIS Capital would have had $999 million outstanding indebtedness on a consolidated basis.

AXIS Finance is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of our notes is comparable to notes issued by a holding company. Our ability and AXIS Capital’s ability to make payments on the notes and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policy holders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. As of December 31, 2009, AXIS Capital’s subsidiaries, other than AXIS Finance, had no outstanding indebtedness and $453 million of letters of credit outstanding under the credit facility.

Guarantee

Our payment obligations pursuant to the notes will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the notes.

Further Issuances

We will issue the notes in an initial principal amount of $500 million. We may, without notice to or the consent of the holders of the then existing notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement, except for the public offering price and issue date and, in some cases, the first interest payment date. Any additional notes having such similar terms will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the notes offered by this prospectus supplement. We will not issue any additional notes intended to form a single series with the notes offered by this prospectus supplement unless the additional notes will be fungible with the notes for U.S. federal income tax purposes.

Certain Covenants

Reference is made to the section entitled “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees—Covenants Applicable to the Debt Securities” in the accompanying prospectus for a description of covenants that will apply to the notes. Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

Events of Default

The following events will constitute an event of default under the indenture with respect to the notes:

•	a default in payment of principal or any premium when due;

•	a default for 30 days in payment of any interest;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization of AXIS Finance or AXIS Capital;

•

a continuing default, for more than 30 days after AXIS Finance or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance or AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•

the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the indenture).

Section 5.1 of the indenture provides that, under limited conditions specified in the indenture, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 33% in aggregate principal amount of the notes under the indenture may declare the entire principal and accrued interest of the notes to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the indenture trustee or any holder.

Upon conditions specified in the indenture, however, the holders of a majority in aggregate principal amount of the notes may waive past defaults under the indenture. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

Section 6.2 of the indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the securityholders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indenture, Section 5.9 of the indenture provides that the holders of a majority of the aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding to exercise any trust or power conferred in the indenture or for any remedy available to the trustee.

Section 5.6 of the indenture provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

• such holder previously gave written notice of the continuing default to the trustee;

• the holders of at least 33% in aggregate principal amount of the outstanding notes asked the trustee to institute the action and offered indemnity to the trustee for doing so;

• the trustee did not institute the action within 60 days of the request; and

• the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under section 3.4 of the indenture, AXIS Finance and AXIS Capital will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Optional Redemption

The notes will be redeemable prior to maturity, at our option, in whole or in part, at any time (a “Redemption Date”), at a redemption price equal to the greater of:

• 100% of the aggregate principal amount of the notes to be redeemed; and

• an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on such notes, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points;

plus, in each case, accrued and unpaid interest on such notes to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and their successors or, if none of such firms is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and their respective successors and one other primary U.S. government securities dealer (each a “Primary Treasury Dealer”), as specified by us; provided, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (2) if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” mean, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

If less than all of the notes are to be redeemed, the trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such notes held by each beneficial owner of such notes to be redeemed. The trustee may select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the notes called for redemption.

Sinking Fund

The notes are not subject to a sinking fund.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the indenture described under the caption “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Global Notes

The notes will be registered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as “global notes.” Each global note will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor thereto, as depositary, and registered in the name of Cede & Co., a nominee of DTC.

The deposit of global notes with DTC and their registration in the name of DTC’s nominee effect no change in beneficial ownership. Ownership of beneficial interests in a global note will be limited to DTC participants or persons who hold interests through DTC participants. We understand that DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants in DTC to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee or a common depositary is the registered holder of a global note, DTC or that nominee or common depositary will be considered the sole owner and holder of the global notes, and of the notes represented thereby, for all purposes under the indenture and the notes. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered holders of notes under the indenture or the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by DTC to its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

We will make all payments of principal of and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. We expect that upon the issuance of a global note DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such global note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a global note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).

Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. None of us, the trustee, any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC’s or any DTC participant’s records relating to, or for payments made on account of, beneficial interests in any global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Interests in a global note will be exchanged for notes in certificated form only if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for such global note and we have not appointed a successor depositary within 90 days after we receive such notice;

•

at any time, DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and we have not appointed a successor depositary within 90 days after we learn that DTC has ceased to be so registered; or

•	we, in our sole discretion, determine at any time that the notes will no longer be represented by a global note.

Upon the occurrence of such an event, owners of beneficial interests in such global note will receive physical delivery of notes in certificated form. All certificated notes issued in exchange for an interest in a global note or any portion thereof will be registered in such names as DTC directs. Such notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons.

Beneficial owners may elect to hold interests in the notes through either DTC (in the United States), Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

Settlement Procedures

Settlement for the notes will be made by the underwriters in immediately available funds. So long as DTC continues to make its settlement system available to us, all payments of principal of and interest on the global notes will be made by us in immediately available funds.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture relating to the notes. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the notes unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Mellon Trust Company, N.A. acts as the transfer agent for AXIS Capital’s common shares, principal custodian for AXIS Capital’s investment portfolio, is a lender under the credit facility, and acts as the trustee under the AXIS Capital senior debt indenture and AXIS Capital subordinated debt indentures and as administrative and Delaware trustee under the declarations of trust of each of the AXIS Trusts.

Applicable Law

The notes, the indenture and the guarantee will be governed by and construed in accordance with the laws of the State of New York.

Payment and Paying Agents

We will pay interest on any notes to the person in whose name the notes are registered on the regular record date for interest.

We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agents designated by us, except that we may pay interest by wire transfer or check mailed to the holder.

All moneys we pay to a paying agent or the trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.

The Bank of New York Mellon Trust Company, N.A. will act as paying agent for the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary of the taxation of an investment in notes is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, that could affect this summary possibly on a retroactive basis. We cannot be certain, if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than the notes. The tax treatment of a holder of the notes, or of a person treated as a holder of the notes for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine this prospectus supplement and the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in the notes under the laws of their countries of citizenship, residence or domicile.

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with holders of notes who acquire the notes upon original issuance at their original issue price and who hold their notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular note holder in light of such note holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to holders of notes who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the notes or the holders of notes and does not address any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. For purposes of this discussion, a “non-U.S. holder” is a holder of the notes that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

U.S. Holders of Notes

Interest Payments. Interest paid to a U.S. holder on a note will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting.

Sale, Exchange, Redemption or Other Disposition of Notes. Upon the sale, exchange, redemption or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the note exceeds one year at the time of disposition of the note. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding. Information returns may be filed with the Internal Revenue Service (the “IRS”) in connection with payments of interest on the notes and the proceeds from a sale or other disposition of the notes unless the holder of the notes establishes an exemption from the information reporting rules. A holder of notes that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Notes

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest on a note, provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock (or capital or profits interest) of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock (or capital or profits interest) of the issuer constructively owned through the ownership of AXIS Capital;

•	the non-U.S. holder is not a controlled foreign corporation that is related to AXIS U.S. Holdings or AXIS Finance through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the note is described in section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its notes through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder was a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. Generally, an issuer must report to the IRS and to a non-U.S. holder the amount of interest on the notes paid to such holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the notes that an issuer makes to such holder provided that it does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, and it has received from such holder the statement described above in the fifth bullet point under “U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which AXIS Finance, an underwriter, or AXIS Capital is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING

AXIS Finance and AXIS Capital have entered into an underwriting agreement with Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, AXIS Finance has agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from AXIS Finance the respective principal amount of notes set forth opposite their names in the following table.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$150,000,000
Barclays Capital Inc.	112,500,000
Deutsche Bank Securities Inc.	112,500,000
Banc of America Securities LLC	33,334,000
Citigroup Global Markets Inc.	33,333,000
J.P. Morgan Securities Inc.	33,333,000
Crédit Agricole Securities (USA) Inc.	12,500,000
HSBC Securities (USA) Inc.	12,500,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are conditioned upon the delivery of legal opinions by their counsel and other conditions. The underwriters are obligated to purchase all the notes, if any notes are purchased.

The underwriters have advised us that they intend to offer the notes initially at the public offering price shown on the cover page of this prospectus supplement and may offer the notes to certain dealers at the public offering price less a selling concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers not to exceed 0.25% of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and the concession and the reallowance to selected dealers.

AXIS Finance and AXIS Capital have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, AXIS Finance and AXIS Capital will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer or sell, or announce the offering of, any registered debt securities.

We estimate that the expenses of this offering that are payable by AXIS Capital or one of its affiliates, including printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $700,000. The underwriters have agreed to reimburse certain of our expenses in connection with this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market-making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the notes.

Price Stabilization and Short Positions

The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market-making for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Securities Exchange Act of 1934:

•

Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a short position. Since the underwriters in this offering do not have an over-allotment option to purchase additional securities, their short position will be a naked short position. A naked short position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering;

•

Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distributions

This prospectus supplement in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriters or by their affiliates. In these cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than this prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by any underwriter is not a part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Indemnification

AXIS Finance and AXIS Capital, jointly and severally, have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

United Kingdom Legal Matters

Each underwriter has represented and warranted that:

(1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply; and

(2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area Legal Matters

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), each underwriter has represented and agreed that it has not made and will not make an offer of the notes to the public in that relevant member state that would require the publication in that relevant member state or approval by the competent authority of that relevant member state or, where appropriate, the competent authority of another relevant member state, of a prospectus in relation to the notes in that relevant member state; subject to such restriction, they may, with effect from and including the relevant implementation date, make an offer of notes to the public in that relevant member state at any time:

(1) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2) to any legal entity that has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(3) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the representatives; or

(4) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The restrictions described above concerning the relevant member states are in addition to any other applicable restrictions in the member states that have implemented the Prospectus Directive.

Other Relationships

From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York with respect to New York State law. Certain legal matters will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda with respect to matters of Bermuda law. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

AXIS Capital files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about AXIS Capital, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through its website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

We “incorporate by reference” into this prospectus supplement information AXIS Capital files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that AXIS Capital files with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that AXIS Capital has previously filed with the SEC. These documents contain important information about AXIS Capital and its financial condition.

The following documents listed below, which AXIS Capital has previously filed with the SEC, are incorporated by reference:

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	the Current Reports on Form 8-K filed on March 5, 2010 and March 16, 2010;

•	the Registration Statement on Form 8-A filed on June 25, 2003.

All documents filed by AXIS Capital under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the notes shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of the filings that have been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Specialty Finance LLC

Attention: Corporate Secretary

11680 Great Oaks Way

Suite 500

Alpharetta, GA 30022

(678) 746-9000

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

PROSPECTUS

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Purchase Units

AXIS Specialty Finance LLC

Debt Securities Fully and Unconditionally Guaranteed by AXIS Capital Holdings Limited

AXIS Capital Trust I

AXIS Capital Trust II

AXIS Capital Trust III

Trust Preferred Securities Fully and Unconditionally Guaranteed by AXIS Capital Holdings Limited

We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or purchase units consisting of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

AXIS Specialty Finance LLC is a Delaware limited liability company. AXIS Specialty Finance LLC may offer, from time to time, debt securities. We will fully and unconditionally guarantee all payment obligations due on the debt securities issued by AXIS Specialty Finance LLC, as described in this prospectus and in an applicable prospectus supplement.

AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III are Delaware statutory trusts. Each AXIS Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each AXIS Capital Trust.

In addition, selling securityholders may, from time to time, sell any of these securities, as described under “Selling Securityholders” and in any prospectus supplement. We will not receive any of the proceeds from the sale of these securities by any selling securityholders.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “AXS.”

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2010.

PROSPECTUS SUMMARY

This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited, AXIS Specialty Finance LLC and the AXIS Capital Trusts with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we, AXIS Finance (in the case of an offering of debt securities) and the AXIS Capital Trusts (in the case of an offering of trust preferred securities) may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, AXIS Finance or the AXIS Capital Trusts may offer. Each time we, AXIS Finance or the AXIS Capital Trusts sell securities, we, AXIS Finance or the AXIS Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the “BMA”) must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement relating to the issue of Securities of a Bermuda exempted company, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “AXIS Capital,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches unless the context suggests otherwise. As used in this prospectus, references to “AXIS Finance” refer to AXIS Specialty Finance LLC, and references to the “AXIS Capital Trusts” refer to AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise. All share amounts, per share data and strike prices contained in this prospectus have been adjusted to reflect an 8 for 1 share split that was effected on June 30, 2003.

i

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed in the applicable prospectus supplement, you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward- looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “outlook,” “seeks,” “approximately” and “intend.” Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is a Bermuda-based holding company. AXIS Capital was incorporated on December 9, 2002. AXIS Specialty Limited commenced operations on November 20, 2001. AXIS Specialty Limited and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002. Through our various operating subsidiaries and branches, we provide a broad range of insurance and reinsurance products to insureds’ and reinsureds’ worldwide operations with primary locations in Bermuda, the United States and Europe. Our business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Re.

Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

AXIS FINANCE

AXIS Finance was formed in Delaware on March 12, 2010 as a limited liability company and is a direct wholly-owned subsidiary of AXIS Specialty U.S. Holdings, Inc. and an indirect wholly-owned subsidiary of AXIS Capital. AXIS Finance is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance is 11680 Great Oaks Way, Suite 500, Alpharetta, GA 30022 and its telephone number is (678) 746-9000.

Copies of the certificate of formation and the limited liability company agreement will be included as exhibits to the registration statement of which this prospectus is a part.

AXIS CAPITAL TRUSTS

We created three Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each AXIS Capital Trust and its trustees. The AXIS Capital Trusts are named AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

An Amended and Restated Declaration of Trust for each of the AXIS Capital Trusts will contain the terms and conditions under which the AXIS Capital Trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that AXIS Capital Trust. Copies of the declarations are or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•

issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for an additional amount of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

The AXIS Capital Trusts will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of their assets or otherwise undertake or permit to be undertaken any activity that would cause them to not be classified as grantor trusts for U.S. federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the AXIS Capital Trusts.

Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust will have a term of 30 years, but may end earlier if its declaration so provides.

We will pay all fees and expenses related to each AXIS Capital Trust and the offering of the trust preferred securities by each AXIS Capital Trust.

The principal executive offices of each AXIS Capital Trust is c/o AXIS Capital Holdings Limited, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number is (441) 496-2600.

The trustees of each AXIS Capital Trust will conduct the business and affairs of their respective AXIS Capital Trust. The trustees’ duties and obligations will be governed by the declaration of their respective AXIS Capital Trust. Each AXIS Capital Trust’s trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective AXIS Capital Trust.

Each AXIS Capital Trust will include the following trustees:

•	at least one administrative trustee, who is an officer of or a person employed by us or our subsidiaries;

•

at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the AXIS Capital Trust’s institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each AXIS Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York) and the Delaware trustee will be BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), with its Delaware office located at 100 White Clay Center, Suite 102, Newark, Delaware 19711.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us and AXIS Finance will be used for general corporate purposes. The AXIS Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

For purposes of computing the following ratios, earnings consist of income before income taxes plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the interest portion on rent expense (for this calculation, 33.3% represents a reasonable approximation of the interest factor).

	Years Ended December 31,
	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	16.8	13.1	22.7	31.8	4.2
Ratio of Earnings to Fixed Charges and Preferred Share Dividends(1)	8.1	6.2	13.3	14.8	3.7

(1)	Dividends have been tax effected at a 0% rate because it is presumed they will be funded from a Bermuda entity.

DESCRIPTION OF OUR SHARE CAPITAL

The following is a summary of the material provisions of our memorandum of association and bye-laws, the shareholders agreement among substantially all of our founding shareholders and the outstanding warrants to purchase our common shares. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. In this section, “we,” “us” and “our” refer to AXIS Capital and not any of our subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share.

Common Shares

Except as described below, our common shares have no pre-emptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights.

Dividends

Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Winding-Up or Distribution

In the event of winding-up or distribution, the holders of our common shares are entitled to receive at least the pro-rata portion of any cash distributed, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “United States person” (as defined in the Internal Revenue Code of 1986, as amended, hereinafter referred to as the “Code”) or the shares held by a Direct Foreign Shareholder Group (as defined below) would constitute 9.5% or more of the votes conferred by the issued shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no United States person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all common shares that a United States person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons. This provision will not apply if a shareholder owns greater than 75% of our issued and outstanding shares.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

Warrants

In connection with our formation, we issued warrants to purchase common shares to some of our founding shareholders. The terms of the warrants provide that they are exercisable at any time prior to November 20, 2011. The warrants are subject to anti-dilution provisions that apply in the event of dividends or distributions payable in common shares, a subdivision, split, combination or reclassification of common shares and certain common share issuances or sales adjustments. In the event of a cash dividend, a warrant holder may elect to take either an adjustment to both the exercise price and the number of shares issuable upon exercise of the warrants or to take a cash dividend that is paid upon exercise of the warrant.

The following table shows the number of warrants to purchase common shares outstanding and the exercise price thereof as of December 31, 2009:

Holder	Warrants to Acquire Common Shares	Exercise Price
Trident II, L.P.	16,918,312	$12.50
Marsh & McLennan Capital Professionals Fund, L.P.	473,264	12.50
Marsh & McLennan Employees’ Securities Company, L.P.	476,528	12.50
Dragon Holdings Trust	1,232,365	11.51
N.I.M.I.C. International Ltd.	410,785	11.51
Robert J. Newhouse, Jr.	71,808	12.50
Robert J. Newhouse, III	53,856	12.50
Stephan F. Newhouse	125,656	12.50

Total	19,762,574

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as we may by resolution of the shareholders determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital shares, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue or be payable on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such preference amounts, if any, as may be payable in case of our liquidation, dissolution or winding up.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series that pay dividends on a cumulative basis or for the immediately preceding dividend period of the other class or series of preference shares that pay dividends on a non-cumulative basis. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding that pay dividends on a cumulative basis or for the immediately preceding dividend period on all of the preference shares then outstanding that pay dividends on a non-cumulative basis are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable or payable with respect to such dividend period, as applicable, on each class or series for all past dividend periods bear to the total dividends then accumulated and payable or payable with respect to such dividend period, as applicable, for all past dividend periods on all outstanding preference shares.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS

Capital. Under Bermuda law, AXIS Capital may not declare or pay a dividend if there are reasonable grounds for believing that AXIS Capital is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of AXIS Capital’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, AXIS Specialty Limited, AXIS Re Limited, AXIS Specialty Europe Limited, AXIS Reinsurance Company, AXIS Specialty Insurance Company, AXIS Surplus Insurance Company and AXIS Insurance Company (collectively, our “Insurance Subsidiaries”) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors.”

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. If dividends on such class or series of preference shares are cumulative, holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

The applicable prospectus supplement for any class or series of preference shares will state the terms, if any, on which such class or series of preference shares will be redeemable, whether in whole or in part, on a mandatory basis, at our option or at the option of the holder.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro-rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Bermuda Companies Act of 1981, as amended (the “Companies Act”), no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

Conversion Rights

The terms of preference shares of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of preference shares upon conversion or exchange would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as otherwise stated in the applicable prospectus supplement and in the certificate of designation establishing such series of preference shares or as required by applicable law, the holders of preference shares will have no general voting rights, which means that they will not be entitled to vote on matters submitted to a vote of our common shareholders.

The applicable prospectus supplement for a series may provide for special voting rights, including that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount or for an aggregate period specified in the applicable prospectus supplement, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may also provide that rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares.

Holders of preference shares would be entitled to vote in the event we were to merge into or amalgamate with another company. The approval of the holders of a majority of the preference shares would be required, voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and upon liquidation.

Pre-emptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any pre-emptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions described above, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors. Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 14 persons and is divided into three classes. Each director serves a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting by the affirmative vote of shareholders holding a majority of the aggregate voting power of all of our issued and outstanding shares, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least 14 days before that meeting. Such vacancy may be filled by the shareholders at the meeting at which such director is removed. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, from an increase in the size of the board of directors or from a vacancy left unfilled at a general meeting.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

Voting of Subsidiary Shares. If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

Amendment. Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Restrictions on Transfer of Shares

Our board of directors may decline to register a transfer of any common shares or preference shares (1) if it appears to the board of directors, in its sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or their affiliates may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Acquisition of Shares by Us

Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder’s ownership of common shares or preference shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or their affiliates, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares or preference shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares’ fair market value.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued common shares or preference shares as it determines, including the issuance of any common shares or class or series of shares with preferred, deferred or other special rights.

The restrictions on transfer, voting restrictions, right to acquire shares and right to issue additional shares or a new class or series of shares described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control.

Differences in Corporate Law

The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided that the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting.

Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors or a committee of disinterested directors and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on the issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to applicable Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice in accordance with the Companies Act require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders, and not by written consent, holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify and secure harmless out of our assets our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) (the “Indemnitees”) from and against all actions, costs, charges, losses, damages or expenses incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include such a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by our President or by our Chairman. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent. Under our bye-laws and the Companies Act, shareholders may take action by written consent and pursuant to our bye-laws, 100% shareholders consent is required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof who did not vote in favor of the amendment have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of shares.

Amendment of Bye-laws. Consistent with the Companies Act, AXIS Capital’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Shareholders Agreement

General. On December 31, 2002, we entered into a shareholders agreement with substantially all of our founding shareholders. The shareholders agreement may be amended only with our consent and the consent of the holders of 75% of the aggregate number of shares outstanding held by the parties to the shareholders agreement at the time. Amendments and modifications that adversely affect a shareholder party to the agreement in a manner different than any other shareholder party to the agreement may only be effected with the consent of such shareholder.

Tag-Along Rights. Pursuant to the terms of the shareholders agreement, generally if any shareholder party to such agreement (or a group of such shareholders) proposes to transfer 20% or more of our outstanding shares (in value or in voting power), then the other shareholders party to the shareholders agreement have a right (1) to notice of the terms and conditions of the transfer and (2) to participate proportionally in the transfer.

Registration Rights. Any shareholder party to the agreement who beneficially owned more than 8,000,000 shares on December 31, 2002 has the right to request registration for a public offering of all or a portion of its shares so long as such shares are “registrable securities” as defined in the shareholders agreement. Registrable securities include common shares or warrants and any securities issuable in respect of such shares or warrants, but exclude shares that may be sold pursuant to Rule 144(k) under the Securities Act. We will use commercially reasonable efforts to effect the registration of such shares, but will not be required to file a registration statement if (1) the aggregate proceeds expected to be received from such offering are less than $25,000,000 or (2) we have already effected one such requested registration in the previous four-month period. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on the offering, then the number of shares requested to be registered will be allocated pro-rata among the participating shareholders. The holders of registration rights are limited in the total number of registration requests they can make, other than registrations made pursuant to a Form S-3.

Moreover, if we propose to register any common shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, our common shares under the Securities Act (other than shares to be issued pursuant to an employee benefits plan or similar plan or in connection with a merger, acquisition or similar transaction) for our own account or otherwise, we will offer those shareholders who are party to the shareholders agreement the opportunity, subject to certain conditions, to include their registrable securities in such registration statement. We must use all reasonable efforts to effect the sale of any such shares. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on such offering, then the number of shares requested to be registered will be allocated pro-rata among the participating shareholders, provided that if we initiate a registration to sell our own shares, these shares will have priority in registration.

Indemnification. Pursuant to the shareholders agreement, we have agreed to hold harmless each shareholder party thereto selling shares in a registered offering from damages relating to a material omission or misstatement in the registration statement or prospectus for such offering, provided such omission or misstatement was not made based on information furnished to us by the shareholder. We also agreed to hold the underwriters for any such offering harmless on substantially the same basis. Each participating shareholder in a registered offering agrees to hold harmless us, our officers, directors, agents and the underwriters for such offering with respect to omissions or misstatements made based on information furnished by such shareholder.

Listing

Our common shares are listed on the NYSE under the trading symbol “AXS.” Our preference shares may be listed from time to time as set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), whose principal executive office is located at One Wall Street, New York, NY 10286. The transfer agent and registrar for each class or series of preference shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEPOSITARY SHARES

The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issue depositary shares that represent common shares or preference shares. The common shares or preference shares represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of depository receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preference shares, rather than full common shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or share of a particular series of preference shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares, in proportion to the numbers of the depositary shares owned by such holders. The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

Subject to Bermuda law, if preference shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the preference shares so redeemed. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro-rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related common shares or preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related common shares or preference shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole common shares or preference shares will not thereafter be entitled to deposit the common shares or preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preference shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such common shares or preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the common shares or preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of the common shares or preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•

a final distribution in respect of the common shares or preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AXIS Capital.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF AXIS CAPITAL DEBT SECURITIES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities we may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Capital Debt Securities,” references to the “Company,” “we,” “our,” and “us,” refer to AXIS Capital and not to any of its subsidiaries.

Senior Debt Indenture and Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between AXIS Capital and The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between AXIS Capital and The Bank of New York Mellon Trust Company, N.A., as trustee. In addition, we will issue any junior subordinated debt securities to an AXIS Capital Trust in connection with the issuance of trust preferred securities and common securities by such AXIS Capital Trust. Such junior subordinated debt securities will be issued and governed under a separate junior subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Capital subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this section as the “subordinated debt indentures.” The subordinated debt securities and the junior subordinated debt securities are collectively referred to in this section as the “subordinated indebtedness.” The senior indenture and the subordinated debt indentures are collectively referred to in this section as the “indentures.”

The senior debt indenture and the subordinated debt indentures are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indentures, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

We may issue the subordinated debt securities pursuant to the subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the subordinated debt indenture will be equal in ranking. The debt securities issued under the subordinated debt indentures will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “—Subordination Under the Subordinated Debt Indentures.”

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to make payments on its debt securities depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors.”

Additionally, the senior debt securities issued pursuant to the senior debt indenture and the subordinated indebtedness issued under the subordinated debt indentures will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the senior debt indenture and to payments on the subordinated indebtedness issued under the subordinated debt indentures.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, AXIS Reinsurance Company and AXIS Specialty Holdings Ireland Limited, so long as they remain our subsidiaries; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

we are the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development (“OECD”) and expressly assumes our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Restrictions on Dispositions. The senior debt indenture provides that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•

we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•

a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture (voting as separate classes), may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in principal amount of the outstanding debt securities of the affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of the affected series treated as one class, did not direct the trustee to refrain from instituting the action.

The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

Except as set forth in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the U.S. Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest on or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indentures may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)

any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to the European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “EU Directive”), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indentures

The subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indentures define senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The subordinated debt indentures do not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as the trustee under the senior debt indenture and the subordinated debt indentures and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware) acts as the Delaware trustee as under the declarations. The Bank of New York Mellon Trust Company, N.A. acts as the transfer agent for our common shares and is a lender under our credit facility, and will act as trustee under the AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture and as institutional trustee and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware) acts as Delaware trustee under the declarations of trust of each of the AXIS Capital Trusts.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the material terms and conditions of the forms of warrant agreement and warrant certificate representing each warrant. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

the designation, number or aggregate principal amount and terms of the warrant property (as defined below) purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the warrant property purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the Warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase, or receive cash value determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	our securities or the securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “warrant property.”

The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of other warrants.

Governing Law

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF AXIS FINANCE DEBT SECURITIES AND AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance” refer to AXIS Finance and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance Senior Debt Indenture and the AXIS Finance Subordinated Debt Indenture

AXIS Finance may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance will be fully and unconditionally guaranteed by AXIS Capital. AXIS Finance will issue any senior debt securities pursuant to a senior debt indenture entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance senior debt indenture.” AXIS Finance will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance subordinated debt indenture.” The AXIS Finance senior indenture and the AXIS Finance subordinated debt indenture are collectively referred to in this section as the “AXIS Finance indentures.”

The AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture are substantially the same except that (1) the AXIS Finance senior debt indenture, unlike the AXIS Finance subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance senior debt indenture and (2) the AXIS Finance subordinated debt indenture, unlike the AXIS Finance senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance. Neither the AXIS Finance senior debt indenture nor the AXIS Finance subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance may issue, or that AXIS Capital may guarantee, from time to time.

Senior and Subordinated Debt Securities

The debt securities will be AXIS Finance’s unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance senior debt indenture.

AXIS Finance may issue the senior debt securities pursuant to the AXIS Finance senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance may issue the subordinated debt securities pursuant to the AXIS Finance subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest owing under the subordinated debt securities to all of AXIS Finance’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance Subordinated Debt Indenture.”

AXIS Finance is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policy holders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors.”

Additionally, the senior debt securities issued pursuant to the AXIS Finance senior debt indenture, the AXIS Finance subordinated indebtedness issued under the AXIS Finance subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the AXIS Finance senior debt indenture and to payments on the subordinated indebtedness issued under the AXIS Finance subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance offers and the related guarantees, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether AXIS Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right AXIS Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance debt securities and related guarantee issued under the AXIS Finance senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, so long as it remains AXIS Capital’s subsidiary; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance indentures provide that AXIS Finance or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

AXIS Finance or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes its obligations on the securities and under the AXIS Finance indentures;

•

following the completion of the transaction, AXIS Finance, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indenture relating to the AXIS Finance debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance debt securities. The terms of the AXIS Finance debt securities do not provide for the payment of additional amounts to holders in such a circumstance.

Restrictions on Dispositions. The AXIS Finance senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•

AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance senior debt indenture does not restrict the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance, AXIS Capital or another of AXIS Capital’s subsidiaries.

Events of Default

Unless AXIS Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium when due; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization of AXIS Finance or AXIS Capital;

•

a continuing default, for more than 30 days after AXIS Finance or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•

the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance indenture).

The AXIS Finance indentures provide that, under limited conditions specified in the AXIS Finance indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant AXIS Finance indenture (voting as separate classes) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the AXIS Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance indentures, the AXIS Finance indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the AXIS Finance indentures or for any remedy available to the trustee.

The AXIS Finance indentures provide that no holders of debt securities may institute any action against AXIS Finance, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance indentures provide that AXIS Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance and AXIS Capital can discharge and defease obligations of AXIS Finance and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance indentures. For purposes of the AXIS Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, and interest on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance indentures or from specific obligations under the covenants contained in the AXIS Finance indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance Indentures

The AXIS Finance indentures provide that AXIS Finance, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance indentures, the debt securities or the guarantees;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance indentures also permit AXIS Finance, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of a series issued under the relevant indenture, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of that series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Subordination Under the AXIS Finance Subordinated Debt Indenture

The AXIS Finance subordinated debt indenture provides that payment of the principal, any premium and interest with respect to debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance’s senior indebtedness. The AXIS Finance subordinated debt indentures define senior indebtedness as the principal, any premium and interest on all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance;

•	for obligations of others that AXIS Finance directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance is directly liable for the payment of such debt.

AXIS Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance senior indebtedness does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance subordinated debt securities; or

•	any indebtedness of AXIS Finance owed to its subsidiaries.

The AXIS Finance subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance can incur.

The holders of all AXIS Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance or its property.

AXIS Finance may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance senior indebtedness or if any event of default exists under the terms of any AXIS Finance senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance’s obligations under the AXIS Finance subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Governing Law

The AXIS Finance indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. will act as trustee under the AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture. The Bank of New York Mellon Trust Company, N.A. acts as the transfer agent for AXIS Capital common shares and is a lender under AXIS Capital’s credit facility, and acts as the trustee under the AXIS Capital senior debt indenture and AXIS Capital subordinated debt indentures and as institutional trustee and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware) acts as Delaware trustee under the declarations of trust of each of the AXIS Capital Trusts.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

The following is a summary of the material terms and conditions of the forms of declarations trust preferred security and preferred securities guarantee agreement. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Trust Preferred Securities

Each AXIS Capital Trust may issue one series of trust preferred securities and one series of trust common securities pursuant to a declaration with respect to that AXIS Capital Trust. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust preference securities being offered. The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

A prospectus supplement will describe the terms of the trust preferred securities offered by each AXIS Capital Trust, including, to the extent applicable:

•	the number of trust preferred securities issued by the AXIS Capital Trust and the distinctive designation thereof;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the AXIS Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative;

•

the amount or amounts that will be paid out of the assets of the AXIS Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the AXIS Capital Trust;

•

the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the AXIS Capital Trust to purchase or redeem trust preferred securities issued by the AXIS Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the AXIS Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the AXIS Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

•

any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the AXIS Capital Trust that are consistent with the applicable declaration or applicable law; and

•	if necessary, a discussion of material U.S. federal income tax consideration and Bermuda tax considerations.

Pursuant to the declaration, the institutional trustee will own our debt securities purchased by the applicable AXIS Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable AXIS Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any AXIS Capital Trust, will be guaranteed by us to the extent described below under “—Trust Guarantees.”

In connection with the issuance of trust preferred securities, each AXIS Capital Trust will also issue one series of trust common securities. Each declaration will authorize the Administrative Trustees of an AXIS Capital Trust to issue on behalf of the AXIS Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights and restrictions, described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the AXIS Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the AXIS Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each AXIS Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the institutional trustee.

Events of Default; Notice. The following will be events of default under the declaration:

•	an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

The institutional trustee shall, within 90 days after the occurrence of an event of default, transmit by mail, first class postage prepaid, to the holders of the trust preferred securities, notices of (1) all defaults with respect to the related junior subordinated securities known to the institutional trustee, unless such defaults have been cured before the giving of such notice and (2) any notice of default received from the institutional trustee with respect to the related junior subordinated debt securities, which notice from the institutional trustee to the holders shall state that an event of default under the indenture also constitutes an event of default with respect to the trust preferred securities; provided that, except for a default in the payment of principal of or any premium or interest on any of the related junior subordinated debt securities or in the payment of any sinking fund installment established for the junior subordinated debt securities, the institutional trustee shall be protected in withholding such notice if and so long as the institutional trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

Voting Rights. Except as provided below and as otherwise required by law and the declaration, the holders of the preferred securities will have no voting rights. Holders of the preferred securities will have no pre-emptive or similar rights.

Modification of the Declaration. We are restricted in our ability to modify the declaration. No amendment to the declaration may be made and any such purported amendment will be void:

•

unless, in the case of any proposed amendment, the institutional trustee shall have first received an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; or

•	unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the institutional trustee, the institutional trustee shall have first received:

•

an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; and

•

an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder.

Notwithstanding the foregoing, no amendment to the declaration may be made to the extent the result of such amendment would be to:

•	cause the trust to fail to continue to be classified for purposes of U.S. federal income taxation as a grantor trust;

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act; or

•	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

The provisions of the declaration governing the sponsor’s purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The rights of the holders of the trust common securities under the declaration to increase or decrease the number of and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•	cure any ambiguity;

•	correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•	add to the covenants, restrictions or obligations of the sponsor;

•

conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•	cause the trust to continue to be classified for U.S. federal income tax purposes as a grantor trust.

Mergers, Consolidations, Amalgamations or Replacements of the AXIS Capital Trusts. An AXIS Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. An AXIS Capital Trust may, with the consent of the administrative trustees or, if there are more than two, a majority of the administrative trustees and without the consent of the holders of the securities, the Delaware trustee or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State or the District of Columbia, provided that:

•	such successor entity either:

•	expressly assumes all of the obligations of the AXIS Capital Trust with respect to the common and preferred securities; or

•

substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so as long as such successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the institutional trustee in its capacity as the holder of the debentures;

•

the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

•

such merger, consolidation, amalgamation or replacement does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of such holders’ interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

•	such successor entity has a purpose substantially identical to that of the AXIS Capital Trust;

•

prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel (reasonably acceptable to the institutional trustee) to the AXIS Capital Trust experienced in such matters to the effect that:

•

following such merger, consolidation, amalgamation or replacement, the AXIS Capital Trust or the successor entity, as the case may be, will be treated as a grantor trust for U.S. federal income tax purposes;

•

following such merger, consolidation, amalgamation or replacement, neither the AXIS Capital Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

such merger, consolidation, amalgamation or replacement will not materially adversely affect the rights, preferences and privileges of the holders of the common and preferred securities (including any successor securities) (other than with respect to any dilution of such holders’ interests in the new entity as a result of such merger, consolidation, amalgamation or replacement); and

•	we will provide a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the trust guarantee.

Notwithstanding the foregoing, an AXIS Capital Trust shall not, except with the consent of holders of 100% in liquidation preference of the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such AXIS Capital Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Enforcement of Certain Rights by Holders of Preferred Securities. If an event of default occurs, and is continuing, under the declaration of any AXIS Capital Trust, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

•

direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of our debt securities.

If the institutional trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder’s written request to the institutional trustee to enforce such rights, institute a legal proceeding directly against us to enforce the institutional trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Merger or Consolidation of Trustees. Any corporation into which the institutional trustee or the Delaware trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the institutional trustee or the Delaware trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the institutional trustee or the Delaware trustee, as the case may be, shall be the successor of the institutional trustee or the Delaware trustee, as the case may be, under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

Governing Law. Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Trust Guarantees

We will issue a trust guarantee with respect to each series of trust preferred securities, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust guarantees applicable to the trust preference securities being offered.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each AXIS Capital Trust, the trust guarantee payments defined below, except to the extent paid by the AXIS Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the AXIS Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable AXIS Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable AXIS Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the AXIS Capital Trust will have funds legally available;

•

the redemption price, including all accrued and unpaid distributions regarding any trust preferred securities called for redemption by the AXIS Capital Trust, to the extent the AXIS Capital Trust will have funds legally available; and

•

upon a liquidation of the AXIS Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the AXIS Capital Trust, the lesser of:

•

the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the AXIS Capital Trust will have funds legally available; and

•	the amount of assets of the AXIS Capital Trust remaining available for distribution to the holders of the AXIS Capital Trust’s trust preferred securities in liquidation of the AXIS Capital Trust.

Covenants of AXIS Capital. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the AXIS Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•

make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us that rank pari passu or junior to the debt securities owned by the AXIS Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital shares;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of any AXIS Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the AXIS Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the AXIS Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the AXIS Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable AXIS Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the institutional trustee to be held for the benefit of the trust preferred securities of the applicable AXIS Capital Trust. The institutional trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable AXIS Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable AXIS Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the institutional trustee.

If the institutional trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable AXIS Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable AXIS Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the AXIS Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the AXIS Capital Trusts

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the AXIS Capital Trusts, other than obligations of the AXIS Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following is a summary of the material terms and conditions of the forms of purchase contract agreement and purchase unit. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of:

•	our securities or securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “purchase contract property.” Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of purchase contract property. The price of purchase contract property may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

SELLING SECURITYHOLDERS

The following table sets forth information as of March 9, 2010 regarding beneficial ownership of our common shares by each selling securityholder that may offer common shares pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interest.

A selling securityholders may from time to time offer and sell any or all of its common shares under this prospectus. The decision by any of the selling securityholders to sell any of its common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling securityholder.

Information regarding the selling securityholders may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. The number of common shares into which warrants held by the selling securityholders are exercisable are subject to adjustment under certain circumstances. Accordingly, the number of common shares issuable upon exercise of warrants and beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table. Unless set forth below, to our knowledge, other than as a shareholder none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Selling Securityholders	Beneficial Ownership of Common Shares Prior to the Offering		Number of Common Shares Covered by this Prospectus	Beneficial Ownership of Common Shares After the Sale of the Maximum Number of Shares Covered by this Prospectus
	Number	Percent(1)		Number	Percent
Trident II, L.P. (2)	19,818,344	13.5%	19,818,344	—	—
Stone Point Capital LLC and related entities (2)	20,372,780	15.7%	20,372,780	—	—
Marsh & McLennan Capital Professional Fund, L.P. (2)	554,436	*	554,436	—	—
Marsh & McLennan Employees’ Securities Company, L.P. (2)	558,148	*	558,148	—	—

*	Less than 1%

(1)	Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), using 129,748,671 common shares outstanding as of March 9, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding warrants for common shares and options for common shares currently exercisable or exercisable within 60 days after March 9, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the number of common shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

The bye-laws of AXIS Capital provide that the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by common shares of AXIS Capital. See “Description of our Share Capital—Voting Rights.”

(2)

Trident II, L.P. (“Trident II”) and Trident Capital II, L.P. (“Trident GP”) have shared voting and dispositive power over 19,818,344 common shares. Trident II is the direct beneficial owner of 2,900,032 common shares and 16,918,312 common shares issuable upon exercise of warrants. The sole general partner of Trident II is Trident GP. As the general partner, Trident GP holds voting and investment power with respect to the securities of AXIS Capital that are, or may be deemed to be, beneficially owned by Trident II. The manager of Trident II is Stone Point Capital LLC (“Stone Point”), and the members of Stone Point are Charles A. Davis, Stephen Friedman, Meryl D. Hartzband, James D. Carey, David J. Wermuth and Nicolas D. Zerbib. The general partners of Trident GP are four single member limited liability companies that are owned by individuals who are members of Stone Point (Messrs. Davis, Carey and Wermuth and Ms. Hartzband). Each of the single member limited liability companies that is a general partner of Trident GP has disclaimed beneficial ownership of the common shares and warrants that are, or may be deemed to be, beneficially owned by Trident II.

Marsh & McLennan Capital Professional Fund, L.P. (“Trident PF”) has shared voting and dispositive power over 554,436 common shares, which includes 473,264 common shares issuable upon exercise of warrants. The sole general partner of Trident PF is a company controlled by the four individuals who are members of Stone Point. Stone Point has shared voting power over 20,372,780 common shares, comprised of 19,818,344 common shares beneficially owned by Trident II and 554,436 common shares beneficially owned by Trident PF.

Marsh & McLennan Employees’ Securities Company, L.P. (“ESC”) has shared voting and dispositive power over 558,148 common shares, which includes 476,528 common shares issuable upon exercise of warrants. The sole general partner of ESC is a company that is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Stone Point has authority to execute documents on behalf of MMC, as the general partner of ESC, pursuant to a limited power of attorney.

Shares issuable upon exercise of warrants are described under “Description of Our Share Capital—Warrants.”

Trident PF has agreed that it will not dispose of its holdings in AXIS Capital prior to Trident II and to the extent that it elects to divest of its interest in AXIS Capital at the same time as Trident II, Trident PF will divest its holdings in AXIS Capital in parallel with Trident II. ESC has agreed that it will divest its holdings in AXIS Capital in parallel with Trident II. As a result of this agreement, Trident II may be deemed to beneficially own 162,792 common shares directly held by Trident PF and ESC and warrants to purchase 949,792 common shares held by Trident PF and ESC, and Trident PF and ESC may be deemed to beneficially own 2,900,032 common shares directly held by Trident II and warrants to purchase 16,918,312 common shares held by Trident II. Trident II disclaims beneficial ownership of all common shares and warrants beneficially owned by Trident PF and ESC, and Trident PF and ESC each disclaims beneficial ownership of all common shares and warrants beneficially owned by Trident II and each other.

The principal address for Trident II, Trident GP, Trident PF and ESC is c/o Maples & Calder, Ugland House, Box 309, South Church Street, Georgetown, Grand Cayman, Cayman Islands. The principal address for Stone Point is 20 Horseneck Lane, Greenwich, Connecticut 06830.

Mr. Davis has served as a director since AXIS Capital’s inception. Stone Point is also the manager of Trident Capital III, L.P., which is the sponsor of Castle Point Capital Fund. AXIS Capital is invested in Castle Point Capital Fund, and in 2009 paid $270,000 in management fees to Castle Point Capital Management, LLC, the manager of Castle Point Capital Fund.

Each of Trident II, Trident PF and ESC is a party to the AXIS Capital shareholders agreement with substantially all of the AXIS Capital founding shareholders described under “Description of Our Share Capital—Shareholders Agreement.”

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owners of the security. The interest of the beneficial owner in the security is considered the beneficial interest. The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

The depositary or its nominee may only transfer a global security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply after the depositary or its nominee, as applicable, exchanged the global security for registered securities issued in definitive form. A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN TAX CONSIDERATIONS

The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming that could affect this summary, possibly, on a retroactive basis. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital and AXIS Specialty Limited have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital or AXIS Specialty Limited or to any of their respective operations, shares, debentures or other obligations, until March 28, 2016. AXIS Capital and AXIS Specialty Limited could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital or AXIS Specialty Limited. AXIS Capital and AXIS Specialty Limited each pay annual Bermuda government fees, and AXIS Specialty Limited pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

The directors of each of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited intend to manage each company’s affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Income derived by AXIS Specialty Holdings Ireland Limited, AXIS Specialty Global Holdings Limited, AXIS Re Limited or AXIS Specialty Europe Limited from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe Limited and AXIS Re Limited will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited will generally be subject to Irish corporation tax at a rate of 25% except in the case of a disposal of a 5% trading subsidiary (a “substantial shareholding”) which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

AXIS Specialty Europe Limited carries on a trade in the United Kingdom through a branch. Profits realized by AXIS Specialty Europe Limited from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

AXIS Re Limited carries on a trade in Switzerland through a branch. Profits realized by AXIS Re Limited from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

As each of AXIS Re Limited and AXIS Specialty Europe Limited are Irish tax resident companies, distributions made by such companies to AXIS Specialty Holdings Ireland Limited will not be taken into account in computing the taxable income of AXIS Specialty Holdings Ireland Limited. Irish withholding tax will also not apply to distributions made by any of AXIS Re Limited and AXIS Specialty Europe Limited to AXIS Specialty Holdings Ireland Limited. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited.

None of AXIS Capital or its subsidiaries, other than AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See “Risk Factors.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g. Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

United Kingdom

AXIS Specialty U.K. Holdings Limited (“AXIS U.K. Holdings”) is a company incorporated and managed in the United Kingdom and is by virtue of its place of incorporation, resident in the United Kingdom and is subject to U.K. corporation tax on its worldwide profits (including revenue profits and capital gains). The maximum rate of U.K. corporation tax is currently 28% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by AXIS U.K. Holdings.

None of AXIS Capital or its subsidiaries, except for AXIS U.K. Holdings, is incorporated in the United Kingdom. Accordingly, except for AXIS U.K. Holdings, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings, intend to manage each company’s affairs so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital gains) connected with such permanent establishment.

The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings (which is resident in the United Kingdom) and AXIS Specialty Europe Limited (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings and AXIS Specialty Europe Limited, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. tax authorities (Her Majesty’s Revenue and Customs) might contend successfully that any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings and AXIS Specialty Europe Limited, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

The definition of “permanent establishment” under U.K. law is consistent with various internationally recognized characteristics commonly used to define a “permanent establishment” for the purposes of the United Kingdom’s double tax treaties. If any of the U.S. subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited were trading in the U.K. through a permanent establishment and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Europe Limited has a permanent establishment in the United Kingdom and the profits attributable to that permanent establishment will be subject to United Kingdom corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe Limited, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

United States

A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AXIS Capital, AXIS Specialty Limited, AXIS Re Limited and AXIS Specialty Europe Limited file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If AXIS Specialty Limited is entitled to the benefits under the income tax treaty between Bermuda and the United States that applies to insurance enterprises (the “Bermuda Treaty”), AXIS Specialty Limited would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. AXIS Specialty Limited currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Limited is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital’s shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Limited is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Limited’s investment income to

U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Limited is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Limited’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), AXIS U.K. Holdings, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. AXIS U.K. Holdings will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of AXIS U.K. Holding’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of AXIS U.K. Holding’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, AXIS U.K. Holding’s business conducted in the United Kingdom. Although we cannot be certain that AXIS U.K. Holdings will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. AXIS U.K. Holdings has conducted and intends to conduct its activities in a manner so that it should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), each of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited, AXIS Specialty Europe Limited and AXIS Specialty Global Holdings Limited (collectively, the “Irish Subsidiaries”), if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of the Irish Subsidiaries will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not “qualified persons” or U.S. citizens or residents in the form of payments that are deductible for Irish income tax purposes or (2) each of the Irish Subsidiaries, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that each of the Irish Subsidiaries will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. The Irish Subsidiaries have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums (the “FET”) paid to foreign insurers or reinsurers with respect to risks of a U.S. entity or individual located wholly or partly within the United States or risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (“U.S. Situs Risks”). The rates of tax applicable to premiums paid to our non-U.S. Insurance Subsidiaries (as defined below) are 4% for casualty insurance premiums and 1% for reinsurance premiums. Additionally, the IRS, in Revenue Ruling 2008-15, has formally announced its position that the FET is applicable (at a 1% rate on premiums) to all reinsurance cessions or retrocessions of risks by Non-U.S. insurers or reinsurers to non-U.S. reinsurers where the underlying risks are U.S. Situs Risks, even if the FET has been paid on prior cessions of the same risks. The jurisdictional basis for the IRS’s position is unclear. The FET does not currently apply to premiums paid to AXIS Re Limited and AXIS Specialty Europe Limited provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based FET exemption.

AXIS Specialty U.S. Services, Inc. and AXIS Specialty U.S. Holdings, Inc. are Delaware corporations, AXIS Reinsurance Company is a New York corporation, AXIS Specialty Insurance Company is a Connecticut corporation and AXIS Surplus Insurance Company and AXIS Insurance Company are Illinois corporations, and as such each will be subject to taxation in the United States at regular corporate rates.

It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on AXIS Capital or its subsidiaries. For example, legislation has been introduced in Congress to limit the deductibility of reinsurance premiums paid by U.S. companies to non-U.S. affiliates. A similar provision was included as part of President Obama’s proposed budget for fiscal year 2011. Also, a number of bills have been introduced in Congress that may require our non-U.S. companies to obtain information about our direct or indirect shareholders and to disclose information about certain of their direct or indirect U.S. shareholders and would impose a 30% withholding tax on certain payments of U.S. source income to such companies, including proceeds from the sale of property and insurance and reinsurance premiums, if our non-U.S. companies do not disclose such information or are unable to obtain such information about our U.S. shareholders. A substantially similar proposal was included as part of President Obama’s proposed budget for fiscal year 2011. If this proposed legislation (or any substantially similar legislation) is enacted, shareholders may be required to provide any information that we determine necessary to avoid the imposition of such withholding tax in order to allow our non-U.S. companies to satisfy such obligations. If our non-U.S. companies cannot satisfy these obligations, the currently proposed legislation, if enacted, may subject payments of U.S. source income made after December 31, 2012 to our non-U.S. companies to such withholding tax. In the event such a tax is imposed, our results of operations could be materially adversely affected. We cannot be certain whether the proposed legislation (or substantially similar legislation) will be enacted or whether it will be enacted in its currently proposed form. It is possible that these proposals or similar proposals could be introduced in and enacted by the current Congress or future Congresses that could have an adverse impact on us. Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States are subject to change, possibly on a retroactive basis. AXIS Capital cannot be certain if, when or in what form such laws or interpretations may be provided and whether such guidance will have a retroactive effect.

Switzerland

AXIS Re Europe maintains a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re Limited is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes at the cantonal/communal level in respect of the net profit attributed to AXIS Re Europe and its “notional capital.” The method of computation of Swiss income and capital taxes in respect of AXIS Re Europe was agreed with the Swiss tax authorities in a binding advance ruling. For capital tax purposes, AXIS Re Europe’s taxable capital corresponds to 20% of its net premium revenue for its account over the respective tax year, subject to a minimum of CHF 100,000. The capital tax rate amounts to approximately 0.035%. Corporate income taxes are computed on a deemed minimum net profit, which corresponds to a notional yield on the taxable capital of 200 basis points over the average Swiss government bond yield as published from time to time by the Swiss Federal Tax Administration. Such minimum taxable profit will only apply for tax years starting on January 1, 2006; prior to such date, the tax accounts of AXIS Re Europe may reflect net losses emanating from the build-up of technical reserves. Any such losses may be carried forward for income tax purposes for a maximum of seven years. The effective combined Swiss income tax rate on AXIS Re Europe’s net profits before taxes presently amounts to approximately 21.3% on profits from Swiss sources (if any) and approximately 10.2% on profits from non-Swiss sources.

Taxation of Holders of Our Shares

Bermuda Taxation

Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase common shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to shareholders who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass-through entities, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings and pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws, of any state or local governments within the United States , or any non-U.S.-tax laws that may be applicable to our shares or the holders of our shares and does not address any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership) holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a corporation or partnership, or entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. Additionally, references to a “foreign” person refer to a non-U.S. person.

Taxation of Distributions. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). We believe dividends paid by us to non-corporate holders on our shares before 2011 should be eligible for reduced rates of tax up to a maximum of 15% as “qualified dividend income” (provided that such holders meet certain holding period and other requirements), because we believe our shares should be characterized as readily tradable on an established securities market in the United States. Qualified dividend income is subject to tax at capital gain rates. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Legislation has been introduced in Congress that, if enacted in its present form, would preclude dividends paid on our shares from qualifying as qualified dividend income even if the shares are readily tradable on an established securities market in the United States.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the taxable year that the foreign corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro-rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of shares entitled to vote of the foreign corporation.

We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of AXIS Specialty Limited, AXIS Re Limited and AXIS Specialty Europe Limited (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S.

Insurance Subsidiaries meets the 20% Ownership Exception or the gross RPII of such Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

Where none of the exceptions below applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII, and meets certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Although the Non-U.S. Insurance Subsidiaries expect to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception or 20% Ownership Exception, we cannot be certain that we will achieve this result.

Computation of RPII. To determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the 20% Gross Income Exception or 20% Ownership Exception is met for each taxable year, RPII shareholders will not be required to include RPII in their taxable income.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any taxable year of AXIS Capital in which the 20% Ownership Exception and 20% Gross Income Exception do not apply should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that the 20% Ownership Exception and 20% Gross Income Exception do not apply, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and certain other non-corporate shareholders and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of the average value of its assets, determined on the basis of a quarterly average, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax on dividends paid before 2011 if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. Accordingly, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is a PFIC, or whether U.S. Persons would be required to include in their gross income the subpart F income or RPII of a CFC are subject to change, possibly on a retroactive basis. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently there is no Bermuda withholding tax on interest paid on debt securities of AXIS Capital.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities upon original issuance at their original issue price and who hold their debt securities as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to holders of debt securities who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the debt securities or the holders of debt securities and does not address any aspect of U.S. federal taxation other than income taxation. In addition, this discussion assumes that the debt securities are not issued at a premium, with original issue discount (“OID”), or in bearer form for U.S. federal income tax purposes. If any debt securities are issued at a premium, or with OID, or in bearer form, we will describe the material U.S. federal income tax consequences related to the purchase, ownership, and disposition of such debt securities in the applicable prospectus supplement.

If a partnership (or other entity treated as a partnership) holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. For purposes of this discussion, a “non-U.S. holder” is a holder of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

U.S. Taxation of Holders of Debt Securities Issued by AXIS Capital

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive category income.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

U.S. Taxation of Debt Securities Issued by AXIS Finance

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as U.S. source income for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest on a debt security, provided that:

•	interest paid on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock (or capital or profits interest) of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock (or capital or profits interest) of the issuer) constructively owned through the ownership of AXIS Capital;

•	the non-U.S. holder is not a controlled foreign corporation that is related to AXIS Specialty U.S. Holdings, Inc. or AXIS Finance through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the debt security is described in section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its debt securities through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder was a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such interest, subject to adjustments.

Any gain realized on the disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. Generally, an issuer must report to the IRS and to a non-U.S. holder the amount of interest on the debt securities paid to such holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the debt securities that an issuer makes to such holder provided that it does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, and it has received from such holder the statement described above in the fifth bullet point under “U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Proposed Legislation. Recently proposed legislation generally would impose, effective for payments made after December 31, 2012, a withholding tax of 30% on interest income from, and the gross proceeds of a disposition of, certain debt obligations that are not outstanding before the date which is two years after the date of enactment of the proposed legislation, and that is paid to certain non-U.S. entities unless various information reporting requirements are satisfied. A substantially similar proposal was included as part of President Obama’s proposed budget for fiscal year 2011. There can be no assurance as to whether this proposed legislation (or any substantially similar legislation) will be enacted, and, if it is enacted, what form it will take or when it will be effective. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible implications of this proposed legislation on their investment in debt securities.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise set out in a prospectus supplement or other supplement to this prospectus, and subject to the considerations discussed below, the securities offered hereby may be purchased by Plans (as defined below).

The following is a summary of certain considerations associated with the purchase of the securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the securities offered hereby, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of securities offered hereby by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a security offered hereby, each purchaser and subsequent transferee of a security will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the securities offered hereby constitutes assets of any Plan or (ii) the purchase and holding of the securities offered hereby by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the securities offered hereby on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities offered hereby.

PLAN OF DISTRIBUTION

We, AXIS Finance and each of the AXIS Capital Trusts and/or the selling securityholders may sell the securities covered by this prospectus at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriters or dealers who may act as principals or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	in market transactions, including transactions on a national securities exchange (e.g. on the NYSE) or a quotations service or an over-the-counter market (including through at-the-market offerings);

•	in the over-the-counter market;

•	through agents; or

•	in any combination of the above or by any other legally available means.

Brokers or dealers engaged by us, AXIS Finance and each of the AXIS Capital Trusts and/or the selling securityholders may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus, including without limitation the offering of any securities of the selling securityholders.

In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus, the applicable prospectus supplement and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the securities offered;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the initial public offering price of the securities and the proceeds to us, AXIS Finance, the AXIS Capital Trusts and/or the selling securityholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling securityholders may offer these securities in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. Each of the selling securityholders also may resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we, AXIS Finance, the AXIS Capital Trusts and/or the selling securityholders may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, AXIS Finance and the AXIS Capital Trusts and/or the selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We, AXIS Finance, the AXIS Capital Trusts and the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, AXIS Finance, the AXIS Capital Trusts and/or the selling securityholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, AXIS Finance, the AXIS Capital Trusts and/or the selling securityholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us, AXIS Finance, the AXIS Capital Trusts and/or the selling securityholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us, AXIS Finance and the AXIS Capital Trusts and/or the selling securityholders in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Current Reports on Form 8-K filed on March 5, 2010 and March 16, 2010;

•	our Registration Statement on Form 8-A filed on June 25, 2003.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of the filings that have been incorporated by reference in this prospectus but not delivered with the prospectus, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 496-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us, AXIS Finance and the AXIS Capital Trusts by Conyers Dill & Pearman, Hamilton, Bermuda, with respect to validity under Bermuda law and by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and New York law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the AXIS Capital Holdings Limited and subsidiaries Annual Report on Form 10-K, for the year ended December 31, 2009 and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and includes an explanatory paragraph concerning the Company’s adoption on April 1, 2009 of FSP FAS 115-2, Recognition and Presentation of Other-Than-Temporary Impairments (codified in FASB ASC Topic 320, Investments – Debt and Equity Securities)). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES

LAWS AND OTHER MATTERS

AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

$500,000,000

AXIS SPECIALTY FINANCE LLC

5.875% SENIOR NOTES DUE 2020

Fully and unconditionally guaranteed by

AXIS CAPITAL HOLDINGS LIMITED

PROSPECTUS SUPPLEMENT

MARCH 18, 2010

(INCLUDING PROSPECTUS DATED

MARCH 18, 2010)

Joint Book-Running Managers

Barclays Capital	Deutsche Bank Securities	Wells Fargo Securities

Co-Managers

BofA Merrill Lynch	Citi	J.P. Morgan
Crédit Agricole CIB		HSBC